UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

Bottomline Technologies (de), Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire		03801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities

On April 23, 2009, Bottomline Technologies (de), Inc. (the “Company”) announced a plan designed to reduce its workforce by approximately 40 full time positions. The Company expects to complete this initiative during the remainder of its current fiscal year ending June 30, 2009, and currently estimates that it will record pre-tax restructuring charges arising from severance related benefits of $1.2 million, inclusive of stock compensation expense of $0.1 million, during the quarter and fiscal year ending June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: April 29, 2009	By:	/s/ Kevin Donovan
Kevin Donovan
Chief Financial Officer and Treasurer